UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2014

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K on February 13, 2009, the Board of Directors of Harman International Industries, Incorporated (the “Company”) approved a form of indemnification letter agreement (“Indemnification Agreement”), and authorized the Company to enter into the Indemnification Agreement with each of its directors and executive officers. The Indemnification Agreement provides that any amendment or repeal of the rights of a director or executive officer to indemnification and expense advancement under Article VIII of the Amended and Restated Bylaws shall only apply prospectively and will not adversely affect any facts, occurrence, action or omission existing at or prior to such amendment or repeal. The Indemnification Agreement also affirms that the rights set forth in Article VIII of the Amended and Restated Bylaws are contract rights.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2009, and is incorporated herein by reference.

Since the date that the Indemnification Agreement was approved by the Board of Directors, several additional directors and executive officers have entered into the Indemnification Agreement. The directors and executive officers are listed below:

Director or Executive Officer	Name
Executive Officer	Michael Mauser
Executive Officer	I.P. Park
Director	Frank S. Sklarsky
Executive Officer	Ralph Santana
Director	Adriane M. Brown
Director	John W. Diercksen

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	Form of Indemnification Letter Agreement with Directors and Executive Officers (Filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the Commission on February 13, 2009 and hereby incorporated by reference)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: September 10, 2014

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibit No.	Description

99.1	Form of Indemnification Letter Agreement with Directors and Executive Officers (Filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the Commission on February 13, 2009 and hereby incorporated by reference).